Exhibit 99.2

Director Biographies

(excerpted from the Registration Statement

on Form S-4 (Registration No. 333-177264)

filed on October 12, 2011, as amended)

Toreador Designees

Bernard de Combret, age 68. Mr. de Combret has served as a director of Toreador since September 2009. Mr. de Combret, a French citizen, is the former Deputy Chairman of the Executive Committee of Total. Mr. de Combret is currently non-executive director of Winstar Resources Ltd. and of Calvalley Petroleum Inc. He is also a member of the International Advisory Board of Banco Santander. Mr. de Combret spent 24 years from 1978 to 2002 (until he retired) with Elf and then Total S.A. where he held several executive positions, including but not limited to, Chief Executive for Refining/Marketing, Chief Executive for Gas, Power, and New Energy, and Chief Executive for Trading and Transportation. Mr. de Combret has also served as a member of the board of directors for various public companies including, among others, CEPSA, Intercontinental Exchange, Banco Central Hispano, Maurel & Prom, Petrofac Ltd. and Coastal Energy Company, and for subsidiaries of public companies, including Atochem, Axa Re, Renault VI. Prior to joining the oil industry, Mr. de Combret was a high civil servant in France, holding senior positions in the Ministry of Finance and in the Ministry of Foreign Affairs. Mr. de Combret graduated from Ecole Polytechnique and Ecole Nationale d’Administration. Mr. de Combret brings to the board of directors a wealth of multi-national leadership and corporate governance experience, as well as strong financial and public policy track records.

Bernard de Combret has been involved with an inquiry concerning Total S.A.’s conduct in the “Oil-for-Food” program. This matter dates back to before Mr. de Combret retired from Total S.A. Notwithstanding the Public Prosecutor’s two previous recommendations that charges not be filed, the Investigating Magistrate has decided that Mr. de Combret, together with Total S.A. and other current and former employees of Total S.A., will face charges related to this matter.

Adam Kroloff, age 49. Mr. Kroloff served as a director of Toreador since June 2009 and has served as the Chairman of the Board since May 31, 2011 until December 31, 2011. Mr. Kroloff was a Vice President (strategic projects) of BP plc. With 20 years of experience in the oil and gas business, Mr. Kroloff worked internationally for BP for more than a decade in roles at group-level and across each business division. His focus was governance, strategy and law. Prior to joining BP, Mr. Kroloff was a litigator. He holds a Juris Doctorate from the University of California, Hastings College of the Law and a Bachelor of Arts degree from Claremont McKenna College, and is a member of the California (inactive) and Alaska (active) bars. Mr. Kroloff currently serves as a member of Toreador’s Compensation Committee and Chairman of Toreador’s Nominating and Corporate Governance Committee. Mr. Kroloff brings to the board of directors extensive global industry experience in governance, strategy and the law, as well as a background in complex litigation.

ZaZa Designees

Todd Alan Brooks, age 37. Mr. Brooks graduated from Vanderbilt University in 1997 with a degree in Economics. Immediately thereafter, he earned a Doctor of Jurisprudence from South Texas College of Law in 2000. Mr. Brooks worked as a production analyst for L.J. Melody & Co, one of the largest real estate investment banking firms in the U.S., from 2000 to 2003. Mr. Brooks worked in the field as a land man for OGM Land, based in Houston, from 2004 until 2006, where he delivered title work and negotiated oil & gas leases on behalf of OGM’s clients in East Texas, Arkansas, and the Gulf Coast. In 2006, Mr. Brooks became trustee for his family’s mineral trusts. Mr. Brooks is also the principal of Neuhaus Brooks Investments, LLC, a company focused on making energy investments in multiple geographic regions. Mr. Brooks formed ZaZa in 2009 with Messrs. Kearby and Hearn, and is currently a Managing Partner of ZaZa. Mr. Brooks brings to the board of directors his experience in asset evaluation, capital markets, and acquiring oil and gas leases in the Eagle Ford shale on behalf of ZaZa, and other leases on behalf of Blackstone and OGM.

Travis H. Burris, age 50. From April 2008 to the present, Mr. Burris has been a director of Forbes Energy Services, an oilfield services company, where he has served as a member of the Audit Committee and as the Chairman of the Compensation Committee of the board of directors. Mr. Burris also serves as the Chairman of the Board for several private companies, including: Agrow Credit Corporation, Inc., where he has been a director since 1995; Cash Box Pawn, Inc., where he has been a director since 2000; Producers Ag Finance, where he has been a director since 2001; and Resonant Finance, where he has been a director since 2007. Mr. Burris’ past service on boards of director includes service as the Chairman of the Board of Falfurrias State Bank from 2001 to 2010, as a director of Mesquite Helicopter Service, Inc. from 1994 to 2008, as a director of Mesquite Aviation from 1998 to 2008, as a director of Resonant Technology since 2006, and, from 1990 to 2007, as the founder and Chairman of the Board of Alice Loan Company, a real estate development company. In addition, as a serial entrepreneur, Mr. Burris has been President, Chief Executive Officer and a director of Texas Champion Bank since 1987, Founder, and President of G. and G. Loan Company since 1991, and has significant ownership stakes in various ranching and real estate investment businesses. Mr. Burris received a Bachelor of Business Administration degree in Finance from Texas A&M University in 1983. ZaZa’s management believes that Mr. Burris’ experience as a director at numerous businesses including those in the oilfield services and banking industries provides him with valuable expertise to serve on the board of directors of New ZaZa.

John E. Hearn, Jr., age 53. From 1984 until 1990, Mr. Hearn was a staff geologist and then a member of the Major Play Exploration Team with Texas Oil & Gas in Corpus Christi. Mr. Hearn founded Lara Energy Inc. in 1991. Mr. Hearn formed ZaZa in 2009 with Messrs. Brooks and Kearby, and is currently a Managing Partner of ZaZa. Since founding ZaZa, Mr. Hearn has managed ZaZa’s technical team and evaluated drilling during development for ZaZa in the Eagle Ford shale. Mr. Hearn received a Bachelor of Science Degree in Geology in 1980 from the University of Houston. Mr. Hearn brings to the board of directors more than 30 years of technical background and experience in the oil and gas industry.

Gaston L. Kearby, age 51. Mr. Kearby founded Omega Energy Corp. in 1988 and today serves as its President and Chief Executive Officer. Omega is a privately held, Corpus Christi-based oil and gas company that owns a portfolio of interests in operated and non-operated oil and gas properties in Texas and adjoining states. Mr. Kearby began his career in the oil and gas industry in 1984, buying and selling drilling pipe to oil well operators in South Texas. Over time, his business expanded to include capping, salvaging and reselling drilling pipe reclaimed from unproductive wells, as well as purchasing and operating existing wells. In 2009, Mr. Kearby founded ZaZa with Messrs. Brooks and Hearn to pursue opportunities in the emerging Eagle Ford shale and elsewhere. He currently serves as one of ZaZa’s three Managing Partners and manages ZaZa’s production operations. Following the closing, Mr. Kearby will serve as Executive Director, Operations for the combined company and oversee New ZaZa’s worldwide operations. While Mr. Kearby’s experience has been primarily focused in oil and gas operations in South Texas, his experience includes overseeing production operations spanning a large part of North America. ZaZa’s management believes that Mr. Kearby’s depth of experience in evaluating, acquiring, enhancing and operating existing production wells will be of value to the board of New ZaZa.

Craig M. McKenzie, age 48. Mr. McKenzie currently serves as the President and Chief Executive Officer of Toreador since March 2009 and served as Toreador’s interim President and Chief Executive Officer and a director beginning in January 2009. From October 2007 to December 2008, he was the Chief Executive Officer and Director of Canadian Superior Energy, Inc., a Canadian oil and gas exploration and production company. From May 2004 to September 2007, he was the President of BG Trinidad & Tobago of BG Group plc, an integrated natural gas company. He was a member of the Atlantic LNG stockholders’ board from September 2004 to September 2007. From 1986 to May 2004, he was at BP plc (Amoco Corporation prior to the merger) where he held various senior level positions, including unit leader of North Sea Projects and Exploration, Executive Assistant in the office of the Group Chief Executive Officer and Negotiator within the Mergers and Acquisitions Group. He holds a BS degree in Petroleum Engineering from Louisiana State University and a Masters in Management from the Kellogg School of Management, Northwestern University. Mr. McKenzie’s industry experience includes working in over 20 countries in both operations and commercial positions. Mr. McKenzie brings to the board of directors a strong history of global operational, commercial and mergers and acquisition leadership experience.

On March 5, 2009, Canadian Superior Energy, Inc. filed a voluntary petition for bankruptcy protection under the Company’s Creditors Arrangement Act (Canada) in the Court of Queen’s Bench of Alberta; the company emerged from bankruptcy protection in September 2009. Mr. McKenzie was the Chief Executive Officer of Canadian Superior Energy, Inc. from October 2007 to December 2008.

Herbert C. Williamson III, age 62. Mr. Williamson has served as a director of Toreador since January 2006. He is a private investor and has significant oil and gas experience with a strong focus on international activities. From July 2001 to June 2002, he was a part-time consultant to Petrie Parkman and Company for new business development. From April 1999 through July 2001 he was a Director and Interim Chief Financial Officer of Merlon Petroleum Company. From October 1998 through April 1999 he was a Director and Chief Financial Officer of Seven Seas Petroleum. From 1995 through 1998 he was a Director in the Energy Group of Credit Suisse. From 1985 until 1995, he was Vice Chairman and Executive Vice President at Parker & Parsley Petroleum Company. Mr. Williamson holds an MBA degree from Harvard Business School in 1977 and a BA degree from Ohio Wesleyan University in 1970. He also serves as a director of Merlon International, a private oil and gas exploration company with primary operations in onshore Egypt, and as a director of Eagle Rock Energy Partners, LLC, a domestic U.S. midstream and upstream oil and gas company. Mr. Williamson currently serves as a member of Toreador’s Nominating and Corporate Governance Committee and Chairman of Toreador’s Audit Committee. Mr. Williamson brings to the Board of Directors extensive industry experience as an executive and a consultant with a focus on finance, investment banking and general management.

Fred S. Zeidman, age 65. Mr. Zeidman has held leadership positions in a number of energy related companies and has extensive experience as both an officer and director of other public and private enterprises. Since December 2009, Mr. Zeidman has been a Principal at the turnaround and restructuring firm XRoads Solutions Group, and previously served as the Chief Restructuring Officer for Transmeridian Exploration, Inc. from August 2009 through November 2009. Since March 2009, Mr. Zeidman has been a Senior Director for Governmental Affairs at Ogilvy Government Relations in Washington D.C. In March 2008, Mr. Zeidman was appointed the Interim President of Nova Biosource Fuels, Inc. (“Nova”), a publicly traded biodiesel technology company, and served as a Nova director from June 2007 through April 2010. On March 30, 2009, Nova announced that it and certain of its subsidiaries had filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. Mr. Zeidman has been Bankruptcy Trustee of AremisSoft Corp. since 2004. He has served as Vice Chairman of the University of Texas Health Science System since October 2008, as Chairman of the United States Holocaust Memorial Council from March 2002 to September 2010, and as Vice Chairman of Corporate Strategies, Inc. from July 2004 to December 2009. Other board experience includes serving as a director of: Compact Power, Inc., an energy storage systems company, from November 2007 to November 2009; of Prosperity Bank, where he has been a director for over 25 years; of Hyperdynamics Corporation, where he has served since December 2009 and is a member of the audit committee; of Gravis Oil Corporation, where he has served since November 2009; and of Petroflow Energy Ltd. (“Petroflow”), where he served on the audit committee. On August 20, 2010, Petroflow announced that it and two debtor affiliates had filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware, and that it would seek recognition of the U.S. Chapter 11 proceedings from the Alberta Court of Queen’s Bench under the Companies’ Creditors Arrangement Act in Canada. Mr. Zeidman now serves as a director and Chairman of the Board of North American Petroleum Corporation USA, which is a former subsidiary of Petroflow that reorganized pursuant to a Chapter 11 Plan in September 2011. Mr. Zeidman also served as CEO, President, Chairman of the Board and member of the audit committee of Seitel Inc., an oil field services company, from June 2002 to February 2007. Mr. Zeidman served as a Managing Director of the law firm Greenberg Traurig, LLP from July 2003 to December 2008, where he served the firm’s clients as a lobbyist. Mr. Zeidman holds a Bachelor of Science in Business Administration degree from Washington University in St. Louis and a Master of Business Administration degree from New York University. ZaZa’s management believes that Mr. Zeidman’s experience as a director and executive officer at numerous public and private businesses, including those in the energy industry, as well as his financial management experience acquired as a member of multiple audit committees and as a restructuring officer, will bring valuable expertise to the board of directors of New ZaZa.

None of our officers or directors has been involved in any legal proceedings that would be required to be disclosed under Item 401(f) of Regulation S-K, except for the matters related to Messrs. de Combret, McKenzie and Zeidman described above and as otherwise described herein.